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                                                             EXHIBIT 21
                                  SPIEGEL, INC.

                             LISTING OF SUBSIDIARIES
                                December 30, 1995

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

Name of Corporation                                        Incorporated In
-----------------------------------------------           -----------------
Cara Corporation                                             Illinois

Catalog 1, Inc.                                              Delaware

Distribution Fulfillment Services, Inc.                      Delaware

Eddie Bauer, Inc.                                            Delaware

Eddie Bauer of Canada, Inc. (1)                               Canada

Eddie Bauer International, Inc. (1)                          Delaware

Equity Cash Benefit Insurance Agency, Inc.                   Illinois

Equity Cash Benefit Insurance Agency, Inc.                    Nevada

First Consumers National Bank                             Federal Charter

For You, Inc.                                                Delaware

Hampton Realty Acquisition Corporation (2)                   Delaware

Kids Stores, Inc.                                            Delaware

Newport News, Inc. (formerly New Hampton, Inc.)              Delaware

S.I. Reinsurance Limited                                     Turks & Caicos

Spiegel Acceptance Corporation                               Delaware

Spiegel Credit Corporation                                   Delaware

Spiegel Credit Corporation II                                Delaware

Spiegel Credit Corporation III                               Delaware

Spiegel International, Inc.                                  Delaware

Spiegel Management Group, Inc.                               Delaware

Spiegel of Philadelphia, Inc.                              Pennsylvania

Spiegel Properties Inc.                                      Delaware

Spiegel Publishing Company                                   Illinois

Spiegel Teleservice, Inc.                                    Illinois

Spiegel Teleservice, Inc.                                     Nevada

Together Retail U.S.A., Inc.                                 Delaware

Ultimate Outlet Inc.                                         Delaware

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(1)  Wholly-owned subsidiary of Eddie Bauer, Inc., a wholly-owned subsidiary of
     Spiegel, Inc.

(2) Wholly-owned subsidiary of Newport News, Inc., a wholly-owned subsidiary of Spiegel, Inc.

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